Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zion Oil & Gas, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2016 with respect to the audited financial statements of Zion Oil & Gas, Inc. for the years ended December 31, 2015 and 2014.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Malone Bailey LLP

www.malone-bailey.com

Houston, Texas

February 23, 2017